Schedule 14(a) Information

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                        Affinity Technology Group, Inc.
                (Name of Registrant as Specified in its Charter)

            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):______

     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------

     (5)  Total fee paid:

          ------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1)  Amount Previously Paid:

          ------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------

     (3)  Filing Party:

          ------------------------------------------------

     (4)  Date Filed:

          ------------------------------------------------

                               [Preliminary Copy]



                                 April 28, 2006



Dear Stockholders of Affinity Technology Group, Inc.:

     On behalf of the Board of Directors of Affinity Technology Group, Inc., it is my pleasure to invite you to attend the 2006 Annual Meeting of Stockholders of Affinity Technology Group, Inc., to be held at the Ramada Plaza Hotel, 8105 Two Notch Road, Columbia, South Carolina, on Thursday, June 15, 2006, at 10:00 a.m. local time.

     The principal business of the meeting will be the election of directors, the consideration of an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 60 million to 100 million, and the ratification of the appointment of our independent public accounting firm. In addition, we plan to review the Company's business during the past year and our plans for the current year.

     This booklet, which contains the Notice of Annual Meeting and the Proxy Statement, describes the business to be transacted at the meeting and provides certain other information about the Company and its directors and executive officers which you should consider when voting your shares.

     It is important that your shares be represented at the meeting, whether or not you plan to attend. In order to be certain that your shares will be voted at the meeting, please complete, date and sign the accompanying proxy card and return it in the enclosed postage prepaid envelope, which requires no postage if mailed in the United States.

     I look forward to seeing you at the meeting.



                               Very truly yours,

                               /s/ Joseph A. Boyle
                               --------------------------------------
                               Joseph A. Boyle
                               Chairman, President and Chief Executive Officer

                               [Preliminary Copy]


                         AFFINITY TECHNOLOGY GROUP, INC.
                              8807 A Two Notch Road
                         Columbia, South Carolina 29223


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Affinity Technology Group, Inc.:

     The Annual Meeting of the Stockholders of Affinity Technology Group, Inc. (the "Company") will be held at the Ramada Plaza Hotel, 8105 Two Notch Road, Columbia, South Carolina, on Thursday, June 15, 2006, at 10:00 a.m. local time for the following purposes:

     o    To elect three members to the Board of Directors;

     o To consider and vote upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $0.0001 per share, from 60 million shares to 100 million shares;

     o To consider and vote upon a proposal to ratify the appointment Scott McElveen L.L.P. as the Company's independent public accounting firm for the year ending December 31, 2006; and

     o To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 17, 2006, as the record date for the determination of stockholders entitled to vote at the meeting. Accordingly, only stockholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the principal executive offices of the Company at 8807 A Two Notch Road, Columbia, South Carolina.



                               By order of the Board of Directors:


                               /s/ Joseph A. Boyle
                               --------------------------------------
                               Joseph A. Boyle
                               Chairman, President and Chief Executive Officer

     You are urged to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

April 28, 2006

                               [Preliminary Copy]


                               GENERAL INFORMATION
Proxy Solicitation


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Affinity Technology Group, Inc. (the "Company") of proxies to be voted at the 2006 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Ramada Plaza Hotel, 8105 Two Notch Road, Columbia, South Carolina, on Thursday, June 15, 2006, at 10:00 a.m. local time. The entire cost of this solicitation will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in doing so. Personal solicitations may be conducted by directors, officers and employees of the Company. This Proxy Statement and the accompanying proxy card will be mailed to stockholders on or about April 28, 2006.

Voting Procedures

     The Company's common stock, par value $0.0001 per share ("Common Stock"), is the only outstanding voting security of the Company. Holders of record of the Common Stock at the close of business on April 17, 2006, are entitled to vote at the Annual Meeting and are entitled to one vote for each share held. At the close of business on April 17, 2006, there were _____________ shares of Common Stock outstanding.

     Under Article II, Section 6 of the Amended and Restated By-Laws of the Company (the "By-Laws"), the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. The By-Laws further provide that if a quorum is initially present, the stockholders of the Company may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting a quorum for the meeting. Abstentions, shares that are withheld as to voting with respect to one or more of the nominees for director and shares held by a broker, as nominee, that are voted at the discretion of such broker on any matter will be counted in determining the existence of a quorum.

     Under the Company's By-Laws, directors are elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a nominee for director will not be treated as votes cast with respect to the election of directors. The proposal to amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock from 60 million to 100 million will be approved if it receives the affirmative vote of the holders of a majority of shares of Common Stock outstanding and entitled to vote on such matter. For such purposes, abstentions and shares held of record by a broker, as nominee, that are not voted on such proposal will be treated as a vote against such proposal. The proposal to ratify the appointment of the Company's independent public accounting firm for the year ending December 31, 2006, will be approved if it receives the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. For such purposes, abstentions will be treated as shares present and entitled to vote and, consequently, will be treated as a vote against such proposal. However, shares held of record by a broker, as nominee, that are not voted on such proposal will not be treated as shares present and entitled to vote on such proposal and, accordingly, will not affect the outcome of such proposal.

Voting of Proxies

     The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Company prior to the meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company named in this Proxy Statement, for the proposal to amend the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock from 60 million to 100 million, and for the proposal to ratify the appointment of Scott McElveen L.L.P. as the Company's independent public accounting firm for the year ending December 31, 2006, and in such manner as the

                               [Preliminary Copy]


persons named on the enclosed proxy card in their discretion determine upon such other business that may properly come before the meeting or any adjournment thereof. Any stockholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Company, by attending the meeting and giving notice of his or her intention to vote in person or by executing and delivering to the Company a proxy bearing a later date.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 1, 2006, by: (i) each director and nominee for director of the Company; (ii) each current executive officer of the Company named under the caption "Executive Compensation--Summary Compensation Table," below; (iii) each other person who is known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock (a "five percent stockholder"); and (iv) all directors and executive officers as a group. Except as set forth in the footnotes to the table below, each of the stockholders identified in the table below has sole voting and investment power over the shares beneficially owned by such person.


                                                                                           Percent of
                                                                   Number of Shares       Outstanding
DIRECTORS AND EXECUTIVE OFFICERS                                  Beneficially Owned      Shares Owned
--------------------------------                                  ------------------      ------------
Peter R. Wilson (1)                                                         385,067              *

Robert M. Price (2)                                                         441,179           1.04%

Wade H. Britt, III (3)                                                      375,500              *

Joseph A. Boyle (4)                                                       2,524,007           5.95%

S. Sean Douglas (5)                                                         153,700              *

Directors and executive officers as a group (5 persons)                   3,879,453           9.15%

FIVE PERCENT STOCKHOLDERS

The South Financial Group (6)                                             5,050,519          11.91%

Alan H. Fishman (7)                                                       2,337,898           5.52%

-----------------------
*Indicates less than one percent.

(1) Includes options to acquire 105,000 shares of Common Stock that are currently exercisable.
(2) Includes options to acquire 105,000 shares of Common Stock that are currently exercisable.
(3) Includes options to acquire 300,000 shares of Common Stock that are currently exercisable. At Mr. Britt's request, Mr. Britt has not been nominated for re-election to the Board of Directors at the Annual Meeting.
(4) Includes options to acquire 1,195,000 shares of Common Stock that are currently exercisable. Also includes 816,507 shares of Common Stock that may be acquired upon conversion of principal and accrued interest associated with a convertible note in the principal amount of $125,000 held by Mr. Boyle.
(5) Consists entirely of options to acquire Common Stock that are currently exercisable.
(6) In March 2005, The South Financial Group, Inc. ("The South Financial Group") transferred 4,876,340 shares of the Company's Common Stock to The South Financial Group Foundation (the "Foundation") and at April 1, 2006 the Foundation held 4,454,190 shares of the Company's Common Stock. The shares shown in the table above also include 596,329 shares of Common Stock that may be acquired upon conversion of principal and accrued interest associated with a convertible note in the principal amount of $100,000 held by CF Investment Company, a subsidiary of The South Financial Group. The South Financial Group's address is Post Office Box 1029, Greenville, South Carolina, 29602.
(7) Alan H. Fishman formerly served as the Company's Chairman of the Board. His address is 195 Montague Street, 14th Floor, Brooklyn, NY 11201.

The South Financial Group (formerly Carolina First Corporation)

     On November 8, 1995, the Company issued a warrant (the "Warrant") to The South Financial Group (formerly Carolina First Corporation) that entitled The South Financial Group to purchase an aggregate of 6,666,340 shares of Common Stock of the Company for a purchase price of approximately $0.0001 per share. The terms of the Warrant provided, among other things, that such warrant could not be exercised by The South Financial Group into a number of shares of Common Stock equal to or greater than five percent of all outstanding shares of Common Stock of the Company unless The South Financial Group obtained the written

                               [Preliminary Copy]


consent of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). During 1997, The South Financial Group obtained the consent of the Federal Reserve Board to exercise the Warrant in full, and in 2001, The South Financial Group exercised the warrant in full. In November 2003, The South Financial Group acquired a convertible note issued by the Company in the original principal amount of $100,000, which is convertible into 500,000 shares of Common Stock. In March 2005, The South Financial Group transferred all of the shares of Common Stock acquired upon exercise of the Warrant to The South Financial Group Foundation. The South Financial Group Foundation currently holds 4,454,190 shares of the Company's Common Stock. We have treated all shares held by The South Financial Group Foundation as beneficially held by The South Financial Group.

                               BOARD OF DIRECTORS

     The business and affairs of the Company are managed by or under the direction of the Board of Directors, as provided by Delaware law and the Company's By-Laws. The directors establish overall policies and standards for the Company and review the performance of management. The directors are kept informed of the Company's operations at meetings of the Board, through reports and analyses and through discussions with management.

Meetings of the Board

     The Board of Directors met three times during the year ended December 31, 2005. All directors participated in at least 75% of all meetings of the Board of Directors and the committees of the Board of Directors on which they served during 2005.

Committees of the Board

     The  Board  of  Directors  has   established  an  Audit   Committee  and  a
Compensation Committee. There is no nominating committee of the Board of Directors.

     The Audit Committee, established in 1996, has the authority to appoint and remove the Company's independent public accounting firm, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting and the adequacy of the Company's internal control procedures. The members of the Audit Committee, which met twice during the year ended December 31, 2005, are Dr. Peter R. Wilson (Chairman) and Robert M. Price. The Board of Directors has adopted a charter for the Audit Committee, and a copy of the charter is attached as Appendix A to the Company's Proxy Statement, dated April 27, 2004, with respect to the 2004 Annual Meeting of Shareholders.

         The Compensation Committee has the authority, among other things, to:
(i) determine the cash and non-cash compensation of each of the Company's executive officers and any other employee with an annual salary in excess of $100,000; (ii) consider and recommend to the Board such general and specific employee equity and other incentives as it may from time to time deem advisable; and (iii) administer the Company's stock option plans. The members of the Compensation Committee, which met one time during the year ended December 31, 2005, are Robert M. Price (Chairman) and Dr. Peter R. Wilson.

     The Board of Directors has not established a nominating committee primarily because it believes that the current composition and size of the Board permit candid and open discussion regarding potential new candidates for director. The entire Board of Directors currently operates as the nominating committee for the Company, and all directors participate in the consideration of director nominees. Of the four directors currently serving on the Board, the Company believes that Dr. Peter R. Wilson and Robert M. Price are independent directors within the meaning of Rule 4200 of the National Association of Securities Dealers' listing standards. There is no formal process or policy that governs the manner in which the Company identifies potential candidates for director, and the Board of Directors has not adopted any specific, minimum qualifications that must be met to be nominated to serve as a director. Historically, however, the Board of Directors has considered several factors in evaluating candidates for nomination to the Board, including the candidate's knowledge of the Company and its business, the candidate's business experience and credentials, and whether the candidate would represent the interests of all the Company's stockholders as opposed to a specific group of stockholders. The Company does not have a formal policy with respect to its consideration of director nominees

                               [Preliminary Copy]


recommended by stockholders of the Company because the Board of Directors believes that it has been able to give appropriate consideration to candidates recommended by stockholders in prior years on a case-by-case basis. A stockholder who desires to recommend a candidate for nomination to the Board of Directors should do so in writing to the Company at 8807 A Two Notch Road, Columbia, South Carolina 29223 Attn: Chief Executive Officer.

Audit Committee Financial Expert

     The Board of Directors has determined that Dr. Peter R. Wilson is an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002. Mr. Wilson also is an independent director within the meaning of Rule 4200 of the National Association of Securities Dealers' listing standards.

Nominees for Director

     Article III, Section 2 of the By-Laws of the Company provides that the Board of Directors shall consist of at least three and no more than fifteen members, which number will be determined, from time to time, by resolution adopted by the Board of Directors of the Company. The Board of Directors has set the number of directors at three. The three persons named below are nominated to serve on the Board of Directors until the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified. Each nominee is currently a director of the Company.

     There is no formal policy regarding attendance by directors at annual stockholder meetings, although attendance is encouraged. Last year, three of the four directors of the Company attended the 2005 Annual Meeting of Stockholders of the Company.

     The age and a brief biographical description of each nominee for director are set forth below.

Joseph A. Boyle (52) has been a director since March 2000. Mr. Boyle became President and Chief Executive Officer of the Company in January 2000 and Chairman in March 2001. Mr. Boyle has also served as Chief Financial Officer of the Company since September 1996. Mr. Boyle also held the title of Senior Vice President from September 1996 to January 2000. Mr. Boyle has also previously served as Secretary and Treasurer of the Company. To conserve the Company's limited financial resources, Mr. Boyle has from time to time adjusted his time commitment to and compensation received from the Company. Since January 3, 2005, Mr. Boyle has performed consulting services for a local financial institution. From April 2003 to August 2004, Mr. Boyle also was a partner of Elliott Davis, LLC, a South Carolina public accounting firm. Prior to joining the Company, Mr. Boyle served as Price Waterhouse, LLP's engagement partner for most of its Kansas City, Missouri financial services clients and was a member of the firm's Mortgage Banking Group. Mr. Boyle was employed by Price Waterhouse, LLP from June 1982 to August 1996.

Robert M.  Price (75) has served as a director  of the  Company  since  November
1994. He has been President of PSV, Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer, with Control Data Corporation, a mainframe computer manufacturer and business services provider. Mr. Price is a graduate of Duke University, and earned a master's degree at the Georgia Institute of Technology. Mr. Price is a director of Public Service Company of New Mexico and Datalink Corporation.

Dr. Peter R. Wilson (52) has been a director of the Company since March 1994. Dr. Wilson served as Secretary of the Company from March 1994 until February 1996 and has been an Associate Professor at the Fuqua School of Business at Duke University since September 1991. He was an Assistant Professor at New York University's Stern School of Business between January 1983 and August 1991. Dr. Wilson teaches in the areas of financial accounting, financial reporting, financial statement analysis and strategic cost management. He earned a bachelor's degree and a Ph.D. in accounting at the University of North Carolina.

                               [Preliminary Copy]

Compensation of Directors

     From April 1999 to March 2002, the Company had a policy under which all non-employee directors of the Company received a fee of $2,000 for each meeting attended in person and $500 for each meeting attended by teleconference. In addition, each non-employee director was entitled to receive an annual grant, effective on the fifth business day after each annual stockholders' meeting, of an option to acquire 5,000 shares of Common Stock. Each such option is exercisable at the closing sales price of shares of Common Stock on the business day immediately prior to the date of grant, is immediately exercisable and has a term of five years from the date of grant. Under this policy, each of Mr. Price and Mr. Wilson has received options to acquire an aggregate of 15,000 shares of Common Stock at exercise prices ranging from $0.08 to $1.56 per share. Options granted to Mr. Price and Mr. Wilson under this policy in 1999 and 2000 have expired. On January 20, 2003, the Company issued to each of Mr. Price and Mr. Wilson 141,667 shares of its Common Stock in satisfaction of all cash amounts owed by the Company to these directors under this policy.

     In March 2002, the Board of Directors approved a new director compensation program under which all non-employee directors receive a one-time grant of options to purchase 100,000 shares of the Company's stock at the closing sales price of the Company's Common Stock on the business day immediately prior to the date of grant. Such options vest ratably over the two-year period following the date of grant. Under the program, Mr. Price and Mr. Wilson each were granted options to purchase 100,000 shares at $0.09 per share on March 20, 2002, and Mr. Britt was granted an option to purchase 100,000 shares at $0.15 per share on November 22, 2002. In addition, any new non-employee director appointed to the Board will be granted options to purchase 100,000 shares at the time of his or her election to the Board. Under the new program, directors are not entitled to receive any cash or other compensation for their service as directors. The Board of Directors may determine to change the Company's policy for compensating non-employee directors at any time and for any reason.

     All directors are reimbursed for out-of-pocket expenses incurred in attending any meetings. In addition, in June 2002, the Company issued Mr. Britt 70,000 shares of Common Stock as a finders' fee in connection with the sale by the Company of certain of its convertible notes.

     The Company formerly had in place the Non-employee Directors' Stock Option Plan of Affinity Technology Group, Inc. (the "Directors' Option Plan"), under which directors who are not employees of the Company or any of its subsidiaries were entitled to receive options to purchase shares of Common Stock. All options granted under the Directors' Option Plan have expired. The Company has suspended any further grants under the Directors' Option Plan.

Code of Ethics

     The Board of Directors has adopted a Code of Ethics for the Company's Chief Executive Officer and all other senior financial officers, including the principal accounting officer. The Company has filed a copy of the Code of Ethics as Exhibit 14 to its Annual Report on Form 10-K for the year ended December 31, 2003.

Stockholder Communications with Directors

     The Board of Directors has not adopted a formal process by which stockholders may communicate with the Board of Directors. However, a stockholder who desires to communicate with one or more of the Company's directors may do so by sending a written communication to the Company at 8807 A Two Notch Road, Columbia, South Carolina 29223, Attn: Chief Executive Officer. The Company will provide all such written communications to the individual director(s) to whom such communications are directed.

                               [Preliminary Copy]

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the annual and long-term compensation earned by the Company's executive officers for services rendered to the Company and its subsidiaries in all capacities for the years ended December 31, 2005, 2004, and 2003.


                                                                                                                Long Term
                                                                                                              Compensation
                                                                                                                 Awards
                                                                      Annual Compensation                 Securities Underlying
Name and Principal Position                  Year         Salary            Bonus            Other          Options/SARs (#)
---------------------------                  ----         -------           -----            -----          ----------------
Joseph A. Boyle                              2005     $    24,000 (1)    $       -      $     3,180 (2)                 -
    President, Chief Executive Officer,      2004          50,307 (3)            -            2,907 (4)                 -
    and Chief Financial Officer              2003          46,508 (5)            -                -                     -

S. Sean Douglas                              2005     $   100,000 (6)    $       -      $     3,180 (7)                 -
    Executive Vice President, and Chief      2004         100,000 (8)            -            3,180 (9)                 -
    Operating Officer                        2003          95,120(10)            -            2,079 (11)          125,000
---------------------------------------------------------------------------------------------------------------------------------


(1) Amount represents accrued compensation which has not been paid to Mr. Boyle due to the limited cash resources of the Company.
(2) Amount represents accrued payments to Mr. Boyle for the maintenance of health insurance coverage under a non-company sponsored plan. The Company discontinued offering health insurance coverage to its employees in 2003 in an effort to conserve cash resources.
(3) Amount represents cash compensation of $34,615 Mr. Boyle received during the period August 20, 2004 through December 31, 2004 and accrued compensation of $15,692 for the period January 1, 2004 through August 19, 2004 which has not been paid to Mr. Boyle due to the limited cash resources of the Company.
(4) Amount includes $2,295 in payroll taxes paid on Mr. Boyle's behalf related to issuance of 500,000 shares of Common Stock in 2002. The amount also includes payments of $612 to Mr. Boyle for the maintenance of health insurance coverage under a non-company sponsored plan. The Company discontinued offering health insurance coverage to its employees in 2003 in an effort to conserve cash resources.
(5) Amount represents cash compensation of $27,308 Mr. Boyle received during the period January 1, 2003 through March 31, 2003 and accrued compensation of $19,200 for the period April 1, 2003 through December 31, 2003 which has not been paid to Mr. Boyle due to the limited cash resources of the Company.
(6) Amount represents cash compensation of $35,738 paid to Mr. Douglas during 2005 and accrued compensation of $64,262 for 2005 which has not been paid to Mr. Douglas due to the limited cash resources of the Company.
(7) Amount represents cash payments of $1,712 to Mr. Douglas in 2005 and accrued payments of $1,468 in 2005 for the maintenance of health insurance coverage under a non-company sponsored plan. The Company discontinued offering health insurance coverage to its employees in 2003 in an effort to conserve cash resources.
(8) Amount represents cash compensation of $75,600 paid to Mr. Douglas during 2004 and accrued compensation of $24,400 for 2004 which has not been paid to Mr. Douglas due to the limited cash resources of the Company.
(9) Amount represents payments to Mr. Douglas for the maintenance of health insurance coverage under a non-company sponsored plan. The Company discontinued offering health insurance coverage to its employees in 2003 in an effort to conserve cash resources.
(10) Amount represents cash compensation of $75,600 paid to Mr. Douglas during 2003 and accrued compensation of $19,520 for 2003 which has not been paid to Mr. Douglas due to the limited cash resources of the Company.
(11) Amount represents payments to Mr. Douglas for the maintenance of health insurance coverage under a non-company sponsored plan. The Company discontinued offering health insurance coverage to its employees in 2003 in an effort to conserve cash resources.

                               [Preliminary Copy]

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth the number of shares of the Company's Common Stock covered by outstanding stock options held by the Company's executive officers at December 31, 2005 and the value of those options based on the closing share price of $0.08 on December 31, 2005. None of the Company's executive officers exercised any options during the year ended December 31, 2005.

                                 Number of
                                 Securities                Value of
                                 Underlying               Unexercised
                                 Unexercised              In-the-Money
                                Options/SARs              Options/SARs
                                at FY-End (#)             at FY-End ($)
                                -------------             -------------
                                 Exercisable/             Exercisable/
     Name                       Unexercisable            Unexercisable

     Joseph A. Boyle            1,195,000 / 0              $ 0 / $ 0
     S. Sean Douglas          136,880 / 115,000            $ 0 / $ 0


Option / SAR Grants in Last Fiscal Year


     No options were granted to the Company's executive officers during 2005.


Compensation Committee Interlocks and Insider Participation

     No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                               [Preliminary Copy]

                                PERFORMANCE GRAPH

     The graph set forth below compares, for the five-year period beginning January 1, 2001, the "cumulative stockholder return" to stockholders of the Company as compared with the return of The Nasdaq Stock Market Index (U.S. Companies) (the "Nasdaq Market Index") and of the Hemscott Computer Software and Sources Group Index ("Hemscott Software and Services Group"). "Cumulative stockholder return" has been computed assuming an investment of $100, at the beginning of the period indicated, in the Common Stock of the Company and the stock of the companies included in the Nasdaq Market Index and the Hemscott Software and Services Group, and assuming the reinvestment of dividends.



                  ****PLEASE SEE ATTACHED SUPPLEMENTAL PDF****



                                               Hemscott            Affinity
                            Nasdaq      Software and Services  Technology Group,
     Dates               Market Index           Group               Inc.
    ----------------------------------------------------------------------------
     January 1, 2001          100.00            100.00             100.00
     December 31, 2001         79.71             88.60              44.00
     December 31, 2002         55.60             60.34              96.00
     December 31, 2003         83.60             78.03             124.00
     December 31, 2004         90.63             85.70              40.00
     December 31, 2005         92.62             85.91              60.80

                               [Preliminary Copy]

                      REPORT OF THE COMPENSATION COMMITTEE
                                       ON
                             EXECUTIVE COMPENSATION

     This  report  has  been  prepared  to  describe  the  Company's   executive
compensation policies and the basis for the compensation earned by the Company's President and Chief Executive Officer during the year ended December 31, 2005.

Overview

     The Compensation Committee of the Board of Directors of the Company was formed in July 1995 to approve certain matters with respect to compensation paid to highly compensated employees of the Company, including executive officers. The Committee, which currently consists of two non-employee directors, has the authority, among other things, to: (i) determine the cash and non-cash compensation of each of the Company's executive officers and any other employee with an annual salary in excess of $100,000; (ii) consider and recommend to the Board such general and specific employee equity and other incentives as it may from time to time deem advisable; and (iii) administer the Company's stock option plans. The Committee currently consists of Robert M. Price and Dr. Peter
R. Wilson.

Components of Compensation

     Executive compensation presently consists of base salaries and options to acquire Common Stock of the Company.

     Base Salaries. Base salaries paid to the Company's executive officers reflect their time commitment to the Company. In this regard, the Company has from time to time adjusted Mr. Boyle's compensation to reflect the amount of time he devotes to the Company. In 2002, the Company increased the compensation payable to Mr. Douglas to reflect the increase in his responsibilities for the Company.

     Options. By awarding stock options to executive officers that otherwise do not have a significant equity interest in the Company, the Company attempts to align the interests of its executive officers with those of the Company's stockholders. The Compensation Committee has not adopted any objective criteria that relate the number of options granted to executive officers to the Company's performance. However, the Company has attempted to use its option plan to offer a significant component of potential compensation paid to executive officers. No stock options were granted in 2005 and as of April 1, 2006 the 1996 Stock Option Plan has been closed for the purpose of issuing options.

Compensation Paid to the Chief Executive Officer

     From time to time Mr. Boyle has adjusted his time commitment to the Company as circumstances have required. During 2005 Mr. Boyle worked on a part time basis and the Company accrued compensation at an annual rate of $24,000 per year. Such amount will be paid to Mr. Boyle if and when the cash position of the Company improves.

                               [Preliminary Copy]

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the deductible amount of compensation paid to certain officers unless certain actions are taken by the Company. Generally, the Company's stock option plans have been designed to qualify for a deduction without limitation under these rules. Due to current salary levels, the Company believes that it is unlikely that the application of these rules will prevent the Company from claiming a deduction for the amount of compensation paid to executive officers.

     This report is submitted by the Compensation Committee of the Company.

                                            Compensation Committee:
                                                 Robert M. Price
                                                 Dr. Peter R. Wilson


                          REPORT OF THE AUDIT COMMITTEE

     Pursuant to its written charter, the Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. Each member of the Audit Committee is independent within the meaning of Rule 4200 of the National Association of Securities Dealers' listing standards. Management has the primary responsibility for the Company's Annual Report, including the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed and discussed the Company's audited financial statements with management and the Company's independent public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee has discussed with the independent public accounting firm the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees). In addition, the Committee discussed with the independent public accounting firm the firm's independence from management and the Company, including receipt of the written disclosures and the letter from the independent public accounting firm required by Independence Standards Board, Standard No. 1 (Independence Discussion with Audit Committees). If applicable, the Committee also considers the compatibility of non-audit services provided by the independent public accounting firm with the firm's independence.

     Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Board approve the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

                                            Audit Committee:
                                                 Dr. Peter R. Wilson
                                                 Robert M. Price

                               [Preliminary Copy]

                                 ACCOUNTING FEES


     The following table presents fees billed by Scott McElveen, LLP, the Company's independent public accounting firm, for 2005 and 2004 for (i) audit fees, (ii) audit related fees, (iii) tax fees, and (iv) all other fees:


                                              2005               2004
                                        ------------------ ------------------
              Audit Fees                          $27,500            $27,500
              Audit Related Fees                        -                  -
              Tax Fees                                  -                  -
              All Other Fees                            -                  -
                                        ------------------ ------------------
              Total Fees                          $27,500            $27,500
                                        ================== ==================

Pre-Approval Policy

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent public accounting firm. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee did not fail to pre-approve any of the services provided by Scott McElveen L.L.P. during 2005.


                           PROPOSALS TO BE VOTED UPON

Election of Directors

     The three individuals set forth under the caption "Board of Directors-Nominees for Director" have been nominated by the Board of Directors for election at the 2006 Annual Meeting of Stockholders. Each nominee for director has indicated that he is willing and able to serve as a director, if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

Proposed Amendment to Certificate of Incorporation

     The Board of Directors of the Company believes that it is advisable to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock to 100,000,000. If this amendment is approved by the stockholders of the Company, Article Four of the Certificate of Incorporation of the Company will be amended and restated in substance as follows:

     "The Corporation is authorized to issue two (2) classes of capital stock to be designated, respectively, Preferred Stock, par value $.0001 per share ("Preferred Stock"), and Common Stock, par value $.0001 per share ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is one hundred and five million (105,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is five million (5,000,000). The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million (100,000,000)."

     The Company currently is authorized to issue 65,000,000 shares of capital stock, consisting of 5,000,000 shares of Preferred Stock and 60,000,000 shares of Common Stock. The proposed amendment does not affect the number of authorized shares of Preferred Stock. As of April 17, 2006, the record date for the 2006 Annual Meeting of Shareholders, there were __________ shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. In addition, there were __________ shares of Common Stock reserved for issuance upon conversion of outstanding principal and interest under the Company's 8% convertible secured notes and exercise of options granted under the Company's stock option plans.

                               [Preliminary Copy]

     The Company believes that it is advisable to increase the number of authorized shares of Common Stock to provide the Company with the flexibility to issue additional shares of Common Stock in the future to raise capital and for other corporate purposes. Although there are currently no plans, agreements, commitments or understandings for the issuance of the additional shares of Common Stock that would be authorized upon adoption of the proposed amendment to the Certificate of Incorporation, the Company believes the availability of such shares will allow the Company to act promptly if opportunities arise that require the availability of additional shares, including capital raising opportunities involving the issuance of additional shares of Common Stock or debt or equity securities convertible or exercisable into shares of Common Stock. Because no additional action or authorization by the stockholders of the Company will be necessary prior to the issuance of such shares, such shares may be issued as and when needed without the delay and expense of obtaining stockholder approval.

     The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. Stockholders of the Company do not have preemptive rights to purchase any new issue of Common Stock to maintain their proportionate ownership of Common Stock.

     An increase in the authorized number of shares of Common Stock may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. For example, the issuance of a substantial number of shares of Common Stock to persons who have an understanding with the Company with regard to the voting of such shares, or the distribution or dividend of shares of Common Stock (or the right to receive Common Stock) to stockholders of the Company, may have the effect of preventing or discouraging unsolicited attempts to acquire control of the Company. In addition, the issuance of additional shares of Common Stock will reduce the percentage ownership of stockholders of the Company.

     To be approved, the proposed amendment must receive the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The Board of Directors unanimously recommends that the stockholders vote FOR this proposal.

Appointment of Independent Public Accounting Firm

     The firm of Scott McElveen L.L.P., Columbia, South Carolina, has been appointed by the Audit Committee as the Company's independent public accounting firm for the year ending December 31, 2006, subject to ratification of that appointment by the stockholders of the Company. Scott McElveen L.L.P. has acted as the independent public accounting firm for the Company since March 2002. Representatives of Scott McElveen L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

     The persons named on the accompanying proxy card intend to vote in favor of the ratification of the appointment of Scott McElveen L.L.P. as the Company's independent public accounting firm for the year ending December 31, 2006, unless a contrary choice is indicated on the enclosed proxy card. The Board of Directors unanimously recommends that each stockholder vote FOR this proposal.


                            PROPOSALS BY STOCKHOLDERS

     Under certain conditions, stockholders may request the Company to include a proposal for action at a forthcoming meeting of the stockholders of the Company in the proxy material of the Company for such meeting. All proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 29, 2006 for inclusion in the Proxy Statement and proxy card relating to such meeting.

     In addition, under Article II, Section 9 of the Company's By-Laws, nominations for election as a director of the Company and proposals for stockholder action must be made in writing and be delivered or mailed to the Company (i) in the case of an annual meeting of stockholders that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date and (ii) in the case of an

                               [Preliminary Copy]

annual meeting of stockholders that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such notification must contain a written statement of the stockholder's proposal and of the reasons therefore and, in the case of a nomination for director, nominations must contain the following information to the extent known by the notifying stockholder: (a) the name, age and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the nominee's qualifications to serve as a director; (d) the name and residence address of the notifying stockholder; and (e) the number of shares owned by the notifying stockholder. Nominations or proposals not made in accordance with these procedures may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's review of the reports filed during 2005, the Company believes that all such reports were filed on a timely basis, except that the Company has not received a report from The South Financial Group with regard to its transfer of shares of Common Stock to The South Financial Group Foundation or the Foundation's subsequent sale of a portion of its shares of Common Stock.

                                  OTHER MATTERS

     The management of the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the meeting, it is the intention of the persons named on the accompanying proxy card to vote such proxies in accordance with their best judgment.


                               By order of the Board of Directors:


                               /s/ Joseph A. Boyle
                               --------------------------------------
                               Joseph A. Boyle
                               Chairman, President and Chief Executive Officer

April 28, 2006

                               [Preliminary Copy]

                                   PROXY CARD
                         AFFINITY TECHNOLOGY GROUP, INC.
                              8807 A Two Notch Road
                               Columbia, SC 29223

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           -----------------------------------------------------------

The undersigned hereby appoints Joseph A. Boyle and S. Sean Douglas as agents, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Affinity Technology Group, Inc. held by the undersigned as of the close of business on April 17, 2006 at the 2006 Annual Meeting of the Stockholders of Affinity Technology Group, Inc. to be held on June 15, 2006, at 10:00 a.m. at the Ramada Plaza Hotel, 8105 Two Notch Road, Columbia, South Carolina, 29223 and at any adjournment thereof.

                                (see other side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


            |X| Please mark your votes as indicated in this example.

1.   ELECTION OF DIRECTORS

     |_|  FOR all nominees listed
          (except as marked to the contrary)

     |_|  WITHHOLD AUTHORITY
          to vote for all nominees listed

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

             -------------------------------------------------------
                Joseph A. Boyle, Robert M. Price, Peter R. Wilson

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 SHARES TO 100,000,000 SHARES.

     |_|  FOR                  |_|  AGAINST             |_|  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF SCOTT McELVEEN L.L.P., INDEPENDENT PUBLIC ACCOUNTING FIRM, FOR THE YEAR ENDING DECEMBER 31, 2006.

     |_|  FOR                  |_|  AGAINST             |_|  ABSTAIN

4. IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all the nominees for director named above and for Proposals 2 and 3.

                               [Preliminary Copy]

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


------------------------------------------
Signature

------------------------------------------
Signature if held jointly

DATED: ______________________________ , 2006

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                              FOLD AND DETACH HERE